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                                                                   EXHIBIT 10.17


                     SECOND AMENDMENT TO LICENSE AGREEMENT
                            1505 SALADO DRIVE LICENSE


     This Second Amendment to License Agreement is made and entered into as of the 30th day of September, 1996, by and between Sun Microsystems, Inc. a Delaware corporation ("Sun") and Remedy Corporation, a Delaware corporation ("Licensee").

     WHEREAS, Sun is the Lessee under that certain Lease Agreement (the "Lease") dated September 1, 1987, with John Arrillaga, Trustee of the John Arrillaga Separate Trust dated July 20, 1977, and Richard T. Peery, Trustee of the Richard T. Peery Separate Property Trust dated July 20, 1977 (collectively "Lessor") for the real property located at 1505 Salado Drive, Mountain View, California (the "Premises"), and

     WHEREAS, Sun and Licensee entered into a License Agreement dated
March 11, 1994 (the "License"), as modified by the First Amendment to License dated June 23, 1994, permitting Licensee's to use and occupy said Premises, and

     WHEREAS, Sun and Licensee entered into a license agreement, dated March 11, 1994, (the "1500 Salado License") whereby Sun was permitted to use and occupy that certain real property located at 1500 Salado Drive, Mountain View, CA., then being leased to Licensee as the lessee, and

     WHEREAS, Sun and Licensee desire to amend the License Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein stated, the parties hereto agree as follows:

     1.(a) The License Term shall be extended for the period commencing July 1, 1996 and ending June 30, 1999 (the "First Extended Term"), subject to the Independent Termination Option, as hereinafter defined. Licensee shall have the option (the "Independent Termination Option") to terminate this License by delivering written notice thereof to Sun at any time during the period commencing with the sixth (6th) month of the First Extended Term and expiring at the end of the fifty fourth (54th) month of the term of this License, as the same may be further extended hereunder. In the event Licensee exercises its Independent Termination Option in a timely manner, this License shall terminate six (6) months after delivery of written notice thereof to Sun, with no termination payment to be paid by Licensee, and all rent due hereunder shall be prorated to the termination date.

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     1.(b)  In the event Sun exercises its right to terminate the 1500 Salado
License during the First Extended Term, Licensee may either (i) terminate this License Agreement, effective on and as of the date the 1500 Salado License is terminated, or (ii) convert this License Agreement to a sublease for the Premises for the First Extended Term, in which case the rent under such sublease shall be ninety five percent (95%) of the then fair market rental value of the Premises.

     2.(a) Provided that it has not exercised its, Independent Termination Option, Licensee may further extend the First Extended Term for an additional two (2) years (the "Second Extended Term"), by delivering written notice thereof to Sun at least six (6) months prior to expiration of the First Extended Term.

     2.(b) In the event Sun exercises its right to terminate the 1500 Salado License during the Second Extended Term, Licensee may either (i) terminate this License Agreement, effective on and as of the date the 1500 Salado License is terminated, or (ii) convert this License Agreement to a sublease for the Premises for the Second Extended Term, in which case the rent under such sublease shall be ninety five percent (95%) of the then fair market rental value of the Premises.

     3. Unless and until Licensee exercises its Independent Termination Option, Licensee shall have a right of first refusal (the "Right of First Refusal") to sublease the Premises from Sun during the remaining term of the Lease. Sun shall give Licensee written notice of any proposed sublease of the Premises by Sun to any third party and all material terms thereof. Licensee shall have the right to sublease the Premises upon the same terms and conditions as set forth in Sun's written notice to Licensee by delivering written notice of its election to sublease the Premises to Sun within fifteen
(15) days of delivery by Sun of Sun's written notice to Licensee. In the event Licensee shall fail to deliver written notice to Sun of Licensee's exercise of its Right of First Refusal hereunder within said fifteen (15) day period, Licensee shall be deemed to have waived all rights hereunder and the Right of First Refusal shall terminate. In the event Licensee shall timely exercise its Right of First Refusal in the manner provided herein, Licensee and Sun shall thereafter promptly enter into a sublease agreement upon all of the material terms set forth in Sun's written notice to Licensee, subject, however, to any required approval from Lessor under the terms of the Lease. The term "sublease" as used herein shall also include any assignment of the Lease proposed by Sun.

The foregoing notwithstanding, no Right of First Refusal shall arise in the event of an intended sublease or assignment of the License to an affiliate of Licensee or a successor in


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interest by reason of any merger or consolidation with, or acquisition of, any entity succeeding to all or substantially all of the assets of Licensee.

     4. Paragraph 3 of the License Agreement is hereby deleted in its entirety and replaced with the following:


                 DATE                                    AMOUNT
                 ----                                    ------
           7/1/96 -- 6/30/97                      $14,602.00 per month
           7/1/97 -- 6/30/98                      $15,019.20 per month
           7/1/98 -- 6/30/99                      $15,436.40 per month
           7/1/99 -- 6/30/00                      $15,853.60 per month
           7/1/00 -- 6/30/01                      $16,270.80 per month

     In the event Licensee elects to convert this License Agreement to a sublease as provided in paragraph 1.(b) or 2.(b) above, Licensee shall pay to Sun base rent for the Premises determined as provided in paragraph 1.(b) or 2.(b) above, and Paragraph 10 of this Second Amendment. Base Rent shall be payable, in advance, on the first day of each month of the Term, prorated for the portion of any partial month during the term of such sublease. During the term of this License, as extended, Sun shall not agree to modify or terminate the Lease without the prior written consent of Licensee, which shall not be unreasonably withheld. In the event Sun is in default under the Lease, Licensee shall have the right, but not the obligation, to cure Sun's default and to keep the Lease in full force and effect. Sun shall be liable to Licensee for the actual and reasonable direct cost and expenses incurred by Licensee in curing Sun's default.

     5. Paragraph 4 of the License Agreement has been satisfied and is hereby deleted.

     6. Paragraph 6 of the License Agreement is hereby deleted and replaced with the following:

       Licensee shall have no obligation under the Lease to Lessor and shall not be required to pay or reimburse Sun for any base rent or additional rent due thereunder, except as provided in Paragraph 3 of the License Agreement, as modified by this Second Amendment. Licensee shall arrange for utility services to be provided to Licensee in its name and shall pay, when due, all costs of utilities consumed at the Premises during the First Extended Term and the Second Extended Term, as the

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      case may be. As used herein, "utilities" shall mean natural gas, electricity, water, sewer and garbage and refuse collection. For those operating expenses for which Licensee has agreed to reimburse Sun pursuant to Paragraph 3 of the License Agreement, as modified by this Second Amendment, Licensee shall pay to Sun the amounts due within thirty (30) days after Sun has forwarded to Licensee written statements from the Lessor setting out the amounts then due and payable with respect thereto. Licensee shall be liable for, and pay when due, all additional rent and costs due under the Lease for the Premises with respect to taxes, insurance, security maintenance, building repair and maintenance (including, but not limited to, janitorial services) and landscaping.

            7.    Paragraph 9 of the License Agreement is hereby deleted.

            8. Upon expiration of the term of this License, Licensee shall return the Premises to Sun, broom clean, and in good condition and repair, normal wear and tear excepted. Licensee shall also undertake and complete any reasonable tenant improvements and restoration of the Premises required by Lessor pursuant to the Lease, but only in the event and to the extent such tenant improvements were made by Licensee. In the event that Lessor requires that the Premises be restored to its original condition, Licensee may participate in negotiations with Sun and Lessor in an effort to minimize such restoration, and Sun shall cooperate with Licensee in that regard.

            9. Paragraph 1, of the First Amendment to License Agreement has been satisfied and is hereby deleted.

            10. For purposes of any adjustment of rent pursuant to Paragraphs 1 and 2, above, "fair market rental value" shall be determined as follows (provided however, in no event shall the amount so determined be less than the base rent determined pursuant to the Lease);

                  10.1 In the event that base rent for the Premises is to be payable pursuant to Paragraphs 1 and 2, above, the parties shall meet and confer upon request by either party in an attempt to reach agreement within a fifteen (15) day period upon such fair market rental value. In the event the parties agree upon such rent within such fifteen (15) day period, the parties shall execute a written memorandum documenting such agreement and the new rental schedule. In the event, that the parties fail to reach such agreement within such fifteen (15) day period, then the fair mar-


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ket rental value shall be determined in the manner set forth in paragraph 9.2 hereof. Fair market rental value shall be determined with reference to comparable space, with tenants with similar credit and for similar size premises within the same market area, taking into account all relevant factors affecting the determination of rent, including the term of the License or sublease as the case may be, as may be extended, and the location and all amenities of the buildings, but excluding the value of all tenant improvements installed in the Premises by Licensee. The determination of fair market rental value shall include any rental adjustments prevalent in the market at the time.

      10.2 If the parties are unable to agree upon the fair market rent for the Premises as provided in Paragraph 9.1 above, each party shall, upon expiration of the fifteen (15) day period set forth in Paragraph 9.1, promptly appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraisers ("AIREA") and shall be experienced in the appraisal of rental values for comparable properties in the same market area. Such appraisers shall each determine the fair market monthly rent for the Premises taking into account all relevant factors set forth in Paragraph 9.1 above. Such appraisers shall, within forty-five (45) days after their appointment, complete their appraisals and submit their appraisal reports to the parties. If the fair market monthly rent for the Premises established in the two appraisals varies by ten percent (10%) or less of the higher rental, the average of the two appraisals shall be multiplied by ninety-five percent (95%) and the resulting product shall be the base rent for the Premises. If the base rent varies by more than ten percent (10%) of the higher rental, said appraisers, within ten
(10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA, similarly qualified and experienced. This third appraiser shall, within forty-five (45) days after his appointment, determine by appraisal the monthly fair market rental value for the Premises, taking into account the same factors referred to above, and submit his appraisal report to the parties. The monthly fair market rental value determined by the third appraiser for the Premises shall be averaged with whichever of the other two appraised values is closest to that determined by the third appraiser and said average shall be multiplied by ninety-five percent (95%). The resulting product shall be the base rent for the Premises. If either party fails to appoint an appraiser, or if one of the appointed appraisers fails to perform his duties, the appraisal submitted by the performing appraiser shall control. If the two appraisers appointed by the parties are unable to agree upon a third


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appraiser within the required period, application shall be made within ten (10)
days thereafter by either party to the AIREA, which shall appoint a member of said institute to serve as appraiser. Each party shall bear the cost of the appraiser it appoints and the cost of the third appraiser, if any, shall be shared equally by the parties.

11.  Paragraph 12 of the License Agreement is hereby deleted in its entirety.

12. So long as Licensee occupies the Premises Licensee shall, at its costs and expense, keep and maintain the Premises, and every part thereof, in a high standard of maintenance and repair and in good and sanitary condition in the manner set out in the Building Maintenance Specifications, attached hereto as Exhibit A, but in no event in a condition less than that required under the terms of the Lease.

13. Except as set forth in this Second Amendment to License Agreement, all of the terms and provisions of the License Agreement shall apply and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Second Amendment to License Agreement has been executed as of the day and year first above written.

"SUN"                                        "LICENSEE"

SUN MICROSYSTEMS, INC.                       REMEDY CORPORATION
A Delaware corporation                       A Delaware corporation

By: /s/ Agent of Sun Microsystems            By: /s/ Lawrence L. Garlick
   ------------------------------                -----------------------------
Its: Project Manager                         Its: Chairman and CEO
    -----------------------------                -----------------------------
Date: 9/30/96                                Date: September 25, 1996
     ----------------------------                 ----------------------------

EXHIBIT A: BUILDING MAINTENANCE SPECIFICATIONS

1. All work will comply with Local, State and Federal Building Codes and regulations. Work will meet or exceed generally accepted industry standards, including but not limited to:

     o American Society of Heating Refrigeration and Air Conditioning Engineers (ASHRAE)
          o    Preventative maintenance will include but, not limited to:
               Monthly, quarterly, semi-annual and annual inspections and maintenance of the following types of equipment in accordance to MFG, recommendations:

               1.  Roof top units                  (monthly, quarterly,  semi-annual)
               2.  Split systems including
                   air handler and
                   condensing units                (same as above)
               3.  Pumps                           (semi-annual)
               4.  VFD                             (semi-annual)
               5.  Air compressors                 (monthly, quarterly,  semi-annual)
               6.  Ducting systems including VAV,
                   ductwork, insulation and
                   registers                       (continual)
               7.  Semi-annual filter change-out   (semi-annual)

     o    American Society of Mechanical Engineers (ASME)
          o    Preventative maintenance will include but, not limited to:
               Monthly, quarterly, semi-annual and annual inspections and maintenance of the following types of equipment in accordance to MFG, recommendations:

               1.  Water heaters                   (semi-annual)
               2.  Back flow preventors            (annual)
               3.  Restroom type fixtures          (continual)
               4.  Water coolers                   (monthly)
               5.  Drains and P-traps              (continual)

     o    National Electrical Code (NEC)
          o    Preventative maintenance will include but, not limited to:
               Monthly, quarterly, semi-annual and inspections and maintenance of the following types of equipment in accordance to MFG, recommendations:

               1.  Main service and distribution
                   systems                         (semi-annual)
               2.  Shunt trips and GFI             (bi-annual)
               3.  Infrared system analysis        (annual)

     o    National Fire Protection Association (NFPA)
          o    Preventative maintenance will include but, not limited to:
               Monthly, quarterly, semi-annual and annual inspections and maintenance of the following types of equipment in accordance to MFG, recommendations:

               1.  Fire system panel, pull stations
                   and detectors                   (semi-annual)
               2.  Horn strobes                    (semi-annual)
               3.  Flow and tamper testing         (monthly)
               4.  Riser inspection and testing    (monthly and 5 yr)
               5.  Fire extinguisher               (monthly and annually)

     o    William-Steiger Occupational Safety and Health Act (OSHA)
          o    Maintain compliance with all OSHA standards (29 CFR 1910)



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In addition:

     o    Parking Lot

          1.   Lighting maintenance              (Monthly)

          2.   Surface and painting              (Bi-annually)

          3.   Grating and drainage              (Seasonal)

     o    Roof

          1.   Integrity                         (continual)

          2.   Gutter cleaning and drainage      (annual)

     o    Elevators

          1.   Maintenance and inspection        (monthly)

          2.   Load testing                      (5 year)

          3.   State inspection                  (annual)

     o    Finishes

          1.   Door and door hardware            (continual)

          2.   Walls and structural joists       (continual)

          3.   Floor finishes and underlayment   (continual)

          4.   Ceiling grid, fixtures and tiles  (continual)


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